Exhibit 99.1

For more information, contact:

Inna Vyadro	William J. Stuart

Director of Investor Relations	Chief Financial Officer

Soapstone Networks	Soapstone Networks

978-715-2300	978-715-2300

ivyadro@soapstonenetworks.com	wstuart@soapstonenetworks.com

Soapstone Networks Reports Third Quarter 2008 Results

Billerica, MA, October 16, 2008 – Soapstone Networks Inc. (NASDAQ: SOAP), today reported results for its third quarter ended September 30, 2008.

Revenue for the three and nine months ended September 30, 2008 was $2.3 million and $8.9 million, respectively, compared to $29.3 million and $79.4 million, respectively, for the three and nine months ended September 30, 2007. The three and nine months ended September 30, 2007 included $26.9 million and $72.3 million, respectively, in router product revenue. As previously announced the Company shipped its last router products in December 2007 and has exited the manufacturing and sale of router products. Accordingly, the Company’s revenue for the three and nine months ended September 30, 2008 consisted of revenue for services relating to the router products, which services are scheduled to end on December 31, 2008. In the second quarter ended June 30, 2008 the Company also recorded as product revenue certain revenue deferrals from prior years’ product shipments in connection with the termination of certain customer terms and conditions.

“During the third quarter, Soapstone successfully executed on its plan to make a multi-vendor dynamic control plane generally available to the PBT market,” said Bill Leighton, Chief Executive Officer, Soapstone Networks. “We are focused over the next several quarters on introducing a full range of supported platforms, features and functions to achieve our vision of a multi-technology, multi-vendor resource and service control plane to help carriers grow and manage their Carrier Ethernet service offerings.”

GAAP net loss for the third quarter ended September 30, 2008 was $5.8 million, or $0.39 per share, compared to a GAAP net income of $15.0 million, or $0.97 per share, in the prior year’s third quarter. GAAP net loss in the 2008 and 2007 periods include $0.8 million and $0.6 million, respectively, of certain non-cash equity based charges associated with Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”).

GAAP net loss for the nine months ended September 30, 2008 was $13.8 million, or $0.93 per share, compared to a GAAP net income of $33.1 million, or $2.23 per share, in the nine months ended September 30, 2007. GAAP net loss in the 2008 period includes $2.3 million of certain non-cash equity based charges associated with SFAS 123R. GAAP net income in the 2007 period includes $1.7 million of certain non-cash equity based charges associated with SFAS 123R, $0.3 million of special charges associated with the restructuring in the first quarter of 2006, partially offset by $0.2 million from the utilization of certain inventory previously written off.

Non-GAAP net loss (GAAP net loss or income excluding charges for restructuring, certain stock based compensation and inventory credits) for the third quarter ended September 30, 2008 was $5.0 million, or $0.34 per share compared to non-GAAP net income of $15.6 million, or $1.01 per share in the third quarter of 2007.

Non-GAAP net loss for the nine months ended September 30, 2008 was $11.5 million, or $0.77 per share compared to non-GAAP net income of $34.9 million, or $2.35 per share in the nine month period ended September 30, 2007.

Cash, cash equivalents and marketable securities totaled $98.1 million at September 30, 2008 compared to $105.4 million at June 30, 2008.

Soapstone Networks will discuss these quarterly results as well as future business and financial expectations in an investor conference on October 16, 2008 at 8:30 AM eastern daylight savings time. The conference telephone number is (800) 230-1096. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 952860. Replay of this call is also available on Soapstone’s Web site, www.soapstonenetworks.com, along with a copy of this release.

Soapstone is a trademark of Soapstone Networks Inc.

This release contains information about Soapstone’s future expectations, plans, and prospects, including Soapstone’s expectations for annual revenue, profitability, product introduction, commercial activities and the growth opportunity for Soapstone Networks, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, Soapstone’s ability to manage the transition of its core router business, the early stage of Soapstone Networks, market acceptance of our products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on technology and distribution partners, and other risks set forth in Soapstone’s filings with the Securities and Exchange Commission. Soapstone does not undertake any duty to update forward-looking statements.

About Soapstone Networks

Soapstone Networks Inc., headquartered in Billerica, Massachusetts is at the forefront of the movement to Carrier Ethernet by delivering resource control systems that help to realize the value of NGN software-provisioned services in the new Carrier Ethernet transport network. Soapstone’s common control framework decouples services from underlying network technologies. The Soapstone solution dynamically provisions precise, SLA-quality services, continuously optimizing utilization of network resources to bring orderly, predictable business-driven behavior to service provider networks. Soapstone changed its name from Avici Systems in the first quarter of 2008. Avici provided purpose-built carrier-class routing solutions for the Internet to some of the world’s leading service providers. The future of Carrier Ethernet - www.soapstonenetworks.com

SOAPSTONE NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Product (1)	$—	$26,927	$1,201	$72,251
Service	2,320	2,349	7,670	7,175

Total revenue	2,320	29,276	8,871	79,426

Cost of revenue – Product (2)	—	6,118	—	19,433
Cost of revenue – Service (3)	738	348	2,699	1,170

Total cost of revenue	738	6,466	2,699	20,603

Gross margin	1,582	22,810	6,172	58,823

Operating expenses:
Research and development (3)	4,570	6,029	12,622	20,722
Sales and marketing (3)	1,839	752	4,590	2,052
General and administrative (3)	1,736	1,681	5,169	5,014
Restructuring expenses	—	—	—	100

Total operating expenses	8,145	8,462	22,381	27,888

(Loss) income from operations	(6,563)	14,348	(16,209)	30,935
Interest income, net	674	956	2,337	2,807
Benefit from (Provision for) income tax	59	(300)	59	(670)

Net (loss) income	$(5,830)	$15,004	$(13,813)	$33,072

Net (loss) earnings per diluted share	$(0.39)	$0.97	$(0.93)	$2.23

Weighted average common shares used in computing diluted net (loss) income per share	14,841,589	15,490,075	14,819,815	14,844,714

(1) Revenue deferral from prior years’ product shipments recorded as product revenue in the three months ended June 30, 2008 upon the termination of certain customer terms and conditions.
(2) Includes inventory charge and (credits), as follows:
Inventory and inventory related charge	$—	$—	$—	$175
Credits from utilization of inventory previously written off in 2006 and 2001	$—	$—	$—	$(218)
(3) Includes certain non-cash, stock-based compensation, as follows:
Cost of revenue – Service	$44	$—	$110	$—
Research and development	381	323	969	996
Sales and marketing	151	70	500	110
General and administration	246	246	767	638

SOAPSTONE NETWORKS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Product (2)	$—	$26,927	$1,201	$72,251
Service	2,320	2,349	7,670	7,175

Total revenue	2,320	29,276	8,871	79,426
Cost of revenue – Product	—	6,118	—	19,476
Cost of revenue – Service	694	348	2,589	1,170

Total cost of revenue	694	6,466	2,589	20,646

Gross margin	1,626	22,810	6,282	58,780

Operating expenses:
Research and development	4,189	5,706	11,653	19,726
Sales and marketing	1,688	682	4,090	1,942
General and administrative	1,490	1,435	4,402	4,376

Total operating expenses	7,367	7,823	20,145	26,044

(Loss) income from operations	(5,741)	14,987	(13,863)	32,736
Interest income, net	674	956	2,337	2,807
Provision for income tax	59	(300)	59	(670)

Non-GAAP net (loss) income	$(5,008)	$15,643	$(11,467)	$34,873

Non-GAAP (loss) earnings per diluted share	$(0.34)	$1.01	$(0.77)	$2.35

Weighted average common shares used in computing diluted net (loss) income per share
	14,841,589	15,490,075	14,819,815	14,844,714

Note 1 – The above non-GAAP consolidated statements of operations for the three and nine months ended September 30, 2008 and 2007 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related certain stock based compensation as well as charges and credits related to inventory and related items as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Non-GAAP net (loss) income	$(5,008)	$15,643	$(11,467)	$34,873
Restructuring expenses	—	—	—	(100)
Certain non-cash stock based compensation	(822)	(639)	(2,346)	(1,744)
Inventory and inventory related charge	—	—	—	(175)
Utilization of inventory previously written-off	—	—	—	218

GAAP net (loss) income	$(5,830)	$15,004	$(13,813)	$33,072

Note 2 – Revenue deferral from prior years’ product shipments recorded as product revenue in the three months ended June 30, 2008 upon the termination of certain customer terms and conditions.

SOAPSTONE NETWORKS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	September 30, 2008	December 31, 2007

Assets
Cash, Cash equivalents and marketable securities	$98,106	$99,988
Trade accounts receivable, net	—	11,769
Other current assets	890	790

Total current assets	98,996	112,547

Long-term marketable securities	—	3,000
Property and equipment, net	4,258	3,306
Other Non-Current Assets	102	—

Total assets	$103,356	$118,853

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$4,650	$9,002
Deferred revenue	2,221	2,343
Stockholders’ equity	96,485	107,508

Total liabilities and stockholders’ equity	$103,356	$118,853

December 31, 2007 amounts are derived from audited financial statements.

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